UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2014

HOOKER FURNITURE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-25349	54-0251350
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

440 East Commonwealth Boulevard, Martinsville, VA	24112	(276) 632-0459
(Address of principal executive offices)	(zip code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 8.01 Other Events.

On April 1, 2014, Hooker Furniture Corporation (“the Company”) entered into a new, seven- year operating lease with 1350 State Road, LLC (as landlord) for a 628,000 square foot warehouse facility in Henry County, Virginia, referred to as its “Central Distribution Center II” facility (“CDC2”). The Company occupied, and previously leased, approximately 400,000 square feet in this facility, which is utilized for its casegoods segment and the imported upholstery division of its upholstery operating segment. The Company expects to pay rent, which will increase by 2% annually, of approximately $1.1 million in the first year of the lease to $1.3 million in the seventh year, for an aggregate of approximately $8.4 million over the initial seven-year term of the lease. Other material terms of the lease include:

▪	An expanded footprint to encompass the entire 628,000 square foot CDC2 facility;
▪	An initial base rent of $1.80 per square foot;
▪	Two, three-year renewal options, with 180-day advance notice to the landlord;
▪	A schedule of repairs and improvements to be made by the landlord;
▪	Customary covenants, events of default and remedies; and
▪	A right of first refusal for the landlord to provide any additional warehouse space the Company requires within a 25-mile radius of CDC2.

Concurrent with entering the lease, Yale Realty Associates, LLC, an affiliate of the landlord, purchased the Company’s 189,000 square foot “Cloverleaf” warehouse facility located in Henry County, Virginia for $1.75 million.

The Company has agreed to finance the sale of the Cloverleaf facility with the following terms:

▪	A 10% ($175,000) cash down payment, which was paid at closing;
▪	A five-year promissory note, at 4.5% annual interest rate, with monthly payments computed on a 20-year amortization;
▪	An initial 18-month interest-only period, unless during that period the landlord secures a tenant for all or a portion of the property for a lease term of more than one-year;
▪	All unpaid interest and principal being due on April 1, 2019;
▪	The note being secured by the property and a pledge of cash in the amount of one year’s payments under the note; and
▪	The note becoming due and payable upon any sale of the property.

The Company expects to record a gain of approximately $300,000 pretax ($191,000 after tax, or $0.02 per share) on the sale of the property in its fiscal 2015 first quarter financial statements.

Both parties have agreed to rent-free transition periods to allow moves in and out of the respective buildings. The Company will have a 45-day rent free period to vacate the Cloverleaf facility. Similarly, the CDC2 landlord will have a 45-day rent free period to vacate portions of CDC2 not currently being utilized by the Company.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNITURE CORPORATION

By:	/s/ Paul A. Huckfeldt
Paul A. Huckfeldt
Senior Vice-President – Finance and Accounting
Chief Financial Officer

Date: April 7, 2014